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                                                                     EXHIBIT 2.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                              QCA HEALTH PLAN, INC.

                            (AN ARKANSAS CORPORATION)

                          COMMON STOCK PURCHASE WARRANT

No. 1999-1                                                     November __, 1999

        This certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Silavon, Inc., a Delaware corporation or registered assigns (hereinafter, the "HOLDER"), is entitled to purchase, subject to the further provisions of this Warrant, 9,009 shares (the "WARRANT SHARES") of fully paid and nonassessable common stock, par value $.10 per share (the "COMMON STOCK"), of QCA HEALTH PLAN, INC., an Arkansas corporation (the "COMPANY"). The price per share for which all or any of the Warrant Shares may be purchased shall be Ten Cents ($.10), or $900.90 in the aggregate (the "WARRANT PRICE").

        Upon exercise of this Warrant, the Holder shall pay, in accordance with the terms hereof, the Warrant Price for the number of Warrant Shares being purchased. All Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale or transfer, except as provided in the Amended and Restated Shareholders' Agreement among the Company and the stockholders named therein dated as of November __, 1999, as the same be amended, restated or otherwise modified from time to time (the "AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT").

1.      EXERCISE OF WARRANT

        1.1 Warrant Exercise Period. This Warrant is exercisable, in whole or in part, during the five year period (the "WARRANT EXERCISE PERIOD") commencing upon the earliest to occur of the following: (i) the closing of the Company's initial public offering of its equity

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securities; (ii) a "change of control" of the Company; or (iii) November ___,
2004. For purposes hereof, a "change of control" with respect to the Company shall mean (a) the sale of all or substantially all of the assets of the Company, (b) a merger, acquisition or other transaction or series of transactions in which the Company is the surviving corporation that results in any person (or group of affiliated persons) acquiring beneficial ownership of more than fifty percent (50%) of the combined voting power of all classes of stock of the Company, or (c) a merger, consolidation, or reorganization of the Company with one or more other persons where, the Company is not the surviving entity.

        1.2 Manner of Exercise; Warrant Price. The exercise of this Warrant shall be effected by the surrender of the Warrant (or any new warrant issued pursuant to Section 1.3), together with a duly executed copy of the Notice of Exercise and Certificate attached hereto as Exhibit A, to the Secretary of the Company at its principal executive office, upon payment to the Company in an amount equal to the Warrant Price for the number of Warrant Shares being purchased. Payment of the Warrant Price shall be by (A) cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check in lawful money of the United States of America, or (B) by cancellation by the Holder of indebtedness of the Company to the Holder, or (C) by a combination of (A) and (B), of the Warrant Price for the number of Warrant Shares specified in the Notice of Exercise.

        1.3 Certificate for Warrant Shares. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the Holder a certificate for the number of Warrant Shares issuable upon such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such ten (10) day period. Each person in whose name any certificate for Warrant Shares is to be issued shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which this Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate.

2.      TRANSFERS

        2.1 Consent Required. Except as otherwise set forth herein, this Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company; provided, however, that upon prior notice to the Company, Holder may transfer or assign this Warrant in whole or in part to The TriZetto Group, Inc., a Delaware corporation, or any of its subsidiaries, without the consent of the Company.

        2.2 Legal Restrictions on Transfers. This Warrant and the Warrant Shares may not be sold, hypothecated, assigned, pledged, encumbered or otherwise disposed of, directly




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or indirectly, except in accordance with the provisions of the Securities Act and the provisions of any applicable state securities laws and the rules and regulations thereunder.

        2.3 Registered Holder. The Holder agrees that until such time as any permitted transfer of this Warrant is recorded on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner.

        2.4 Assignment. Upon the permitted transfer of all or part of this Warrant, the Holder shall submit to the Company an Assignment in the form attached as Exhibit B.

        2.5 Amended and Restated Shareholders' Agreement. The Warrant Shares shall be subject to the Amended and Restated Shareholders' Agreement (the "SHAREHOLDERS' AGREEMENT") and the Holder agrees to execute a joinder agreement thereto simultaneously with the exercise hereof.

3.      FRACTIONAL SHARES

        The Company shall not be required to issue fractions of Warrant Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Warrant. If a fractional share shall result from adjustments in the number of Warrant Shares purchasable hereunder, the number of Warrant Shares purchasable hereunder shall, on an aggregate basis taking into account all adjustments hereunder, be rounded up to the next whole number.

4.      CERTAIN ADJUSTMENTS

        The provisions of this Section 4 shall apply in the event that any of the events described in this Section 4 shall occur with respect to the Common Stock at any time on or after the original issuance date of this Warrant.

        4.1 Reclassification, Exchanges or Substitutions. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification, exchange, substitution, or otherwise, then the Holder exercising this Warrant shall receive, for the same aggregate Warrant Price paid upon such exercise, in lieu of the Common Stock which the Holder would have been entitled to purchase but for such change, a number of shares of such other class or classes of stock which the Holder would have received if this Warrant had been exercised immediately prior to such change.

        4.2 Reclassification, Reorganizations, Mergers, Consolidation or Sale of Assets. If at any time there shall be a capital reorganization of the Common Stock (other than a combination, reclassification, exchange or substitution of shares provided for elsewhere above) or merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets, in one or a series of related transactions,



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to any other person or group of persons acting in concert then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the number of Warrant Shares or other securities or property of the Company, or of the successor corporation resulting from such capital reorganization, merger, consolidation or sale to which a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale.

        4.3 Split, Subdivision or Combination of Shares. If at any time the Company shall (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of additional Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. The aggregate Warrant Price of this warrant following such event shall remain as in effect immediately prior such event. Any adjustment under this subsection (c) shall become effective when the dividend, split, subdivision or combination becomes effective.

        4.4 Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.      RIGHTS PRIOR TO EXERCISE OF WARRANT

        This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends or other distributions, to vote, or to consent or to receive notice as a stockholder of the Company.

6.      SUCCESSORS AND ASSIGNS


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        The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and permitted assigns.

7.      LEGEND

        The Holder acknowledges that this Warrant and the Warrant Shares are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any shares of the Common Stock to be issued upon exercise of the Warrant except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws or regulations. The Holder acknowledges that this Warrant is, and each share of Common Stock issuable upon the exercise hereof will be a restricted security and subject to the Amended and Restated Shareholders' Agreement. All stock certificates representing the shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend as required by the Shareholders' Agreement.

8.      LOSS OR MUTILATION OF WARRANT

        Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new warrant containing the same terms of this Warrant.

9.      NOTICES

        All notices, requests, demands and other communications under this Warrant ("NOTICES") shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom Notice is to be given, or on third business day following the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed; provided, however, that Notice of any exercise of this Warrant shall only be effective on the date actually received by the Company. Notices shall be addressed as follows: if to the Holder, at his address as shown in the Company records; and if to the Company, at its principal executive office. Any party may change its address for purposes of this subsection by giving the other party written notice of the new address in the manner set forth above.

10.     AMENDMENTS

        This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

11.     GOVERNING LAW


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        This Warrant and any dispute, disagreement or issue of construction of interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Arkansas without regard to conflicts of law.



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        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered on its behalf as of the date first above written, by one of its duly authorized officers.

                                          QCA HEALTH PLAN, INC.

                                          By:
                                                --------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                --------------------------------


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                                    EXHIBIT A

                                  PURCHASE FORM

[To be executed only upon exercise of warrant]

        The undersigned registered owner of this Warrant irrevocably exercises this warrant for the purchase of ______ shares of common stock, $.10 par value (the "COMMON STOCK") of QCA Health Plan, Inc., and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased be issued in the name of and delivered to _____________ whose address is_________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

Dated: ______________, 19__

                                      ------------------------------------------
                                      (Name of Registered Owner)

                                      ------------------------------------------
                                      (Signature of Registered Owner)

                                      ------------------------------------------
                                      (Street Address)

                                      ------------------------------------------
                                      (City)                 (State)  (Zip Code)


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                                    EXHIBIT B

                                 ASSIGNMENT FORM

        For value received, the undersigned hereby sells, assigns and transfers unto __________ [the "Transferee"] [all] [that portion] of the within Warrant exercisable for __________ shares of Common Stock of QCA Health Plan, Inc. (the "Warrant"), together with all related right, title and interest therein, and does hereby irrevocably constitute and appoint __________ attorney-in-fact to transfer the Warrant, with full power of substitution in the premises.

        The undersigned makes no representations or warranties regarding any of the transactions contemplated by Section 1.1(d)(1) of that certain Stock Purchase Agreement dated as of November 19, 1999 by and among The TriZetto Group, Inc. ("TriZetto"), Novalis Corporation ("Novalis") and the securityholders of Novalis and that certain Warrant Escrow Agreement dated as of November 19, 1999 by and among TriZetto, Silavon, Inc., certain securityholders of Novalis, ABS Capital Partners, L.P. and Stradling Yocca Carlson & Rauth, a Professional Corporation (the "Transactions"); it being understood and agreed that the Transferee shall have no right of offset as to such matters that are not the subject of representations and warranties.

Dated:
      -----------------------, ----


                                         By:
                                            ------------------------------------